                                                                      Exhibit 21

                           Ohio Casualty Corporation
                           Subsidiaries of Registrant
                               December 31, 1995

Name of Subsidiary                                        State of Incorporation

The Ohio Casualty Insurance Company                                Ohio

West American Insurance Company                                   Indiana

Ohio Security Insurance Company                                    Ohio

American Fire and Casualty Company                                 Ohio

Ocasco Budget, Inc.                                                Ohio